Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2015 RESULTS
Adjusted EPS of $0.89

Third Quarter 2015 Key Metric Highlights
▪ Adjusted operating income margin increased 40 basis points to 15.1%
▪ Reported results include $181 million of pre-tax special charges, $127 million after-tax, or $1.71 per diluted share

CLEVELAND, Ohio, Friday, October 30, 2015 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2015 net losses of $60.5 million, or $0.82 per diluted share, which includes the impact of $126.7 million of after-tax special item charges, or $1.71 per diluted share. This compares with net income of $45.7 million, or earnings per share (EPS) of $0.57 in the comparable 2014 period. Excluding these items, third quarter 2015 Adjusted net income was $66.2 million, or Adjusted EPS of $0.89. Third quarter 2014 Adjusted net income was $74.9 million, or Adjusted EPS of $0.94.

Sales decreased $70.6 million to $645.2 million in the third quarter 2015 as favorable price and acquisitions were offset by lower volumes and unfavorable foreign currency translation. Operating losses for the third quarter 2015 were $84.0 million compared with earnings of $76.1 million, or 10.6% of sales, in the comparable 2014 period.  Adjusted operating income was $97.1 million, or 15.1% of sales. This compares with $105.2 million, or 14.7% of sales in 2014.

Third quarter 2015 Adjusted operating income excludes the following pre-tax charges: a $136.3 million non-cash charge primarily related to a previously announced pension annuity contract purchase, a $26.5 million non-cash charge related to a Venezuelan currency remeasurement loss and $18.3 million ($6.1 million non-cash) of rationalization and asset impairment charges primarily related to our ongoing efforts to align our business to current market conditions.

Christopher L. Mapes, Chairman, President and Chief Executive Officer stated, "We improved profit margin performance on an adjusted basis in weakening market conditions and against difficult year-over-year comparisons.  Further to the cost reductions initiated in the second quarter, we implemented additional measures that in aggregate now provide approximately $20 million to $25 million in annualized temporary cost savings and $10 million to $12 million in annualized structural savings.  Looking ahead, we will continue to execute on our ‘2020 Vision and Strategy’ and manage margin performance through aggressive cost reduction actions in a slowing demand environment.  We expect these actions will ensure the organization is well positioned to capitalize on profitable growth when conditions improve."

Dividend and Share Repurchases

The Company’s Board of Directors declared a 10.3% increase in the quarterly cash dividend, from $0.29 per share to $0.32, or $1.28 per share on an annual basis. The declared quarterly cash dividend of $0.32 per share is payable January 15, 2016 to shareholders of record as of December 31, 2015.

During the quarter, the Company returned $161.0 million to shareholders through dividends and the repurchase of 2.4 million of the Company’s common shares. Through the first nine months of 2015, the Company returned $363.7 million to shareholders through dividends and the repurchase of 4.7 million of the Company’s common shares. The Company is maintaining its 2015 share repurchase target of $400 million of the Company’s common shares.

Lincoln Electric Reports Third Quarter 2015 Financial Results

Venezuela Update

The Company is now utilizing the SIMADI rate as of September 30, 2015 for remeasurement purposes, as it believes that this rate more appropriately approximates the rates used to transact business in its Venezuelan operations. Fourth quarter 2015 Venezuela results will be presented using the SIMADI rate. The SIMADI rate is an auction-based exchange rate, which was 199.4 bolivars to the U.S. dollar as of September 30, 2015, compared to the SICAD I rate exchange rate, which was 13.5 bolivars to the U.S. dollar on that date.

As a result of this change, the Company incurred a pre-tax and after-tax charge of $26.5 million in the third quarter of 2015. This represents a lower of cost or market inventory adjustment of $22.2 million recorded in costs of goods sold and a remeasurement loss of $4.3 million recorded in selling general and administrative expenses. Third quarter 2015 Venezuela financial performance included Net sales of $34.7 million and Adjusted net income of $0.2 million. Third quarter 2014 Venezuela financial performance included Net sales of $12.8 million and Adjusted net loss of $1.2 million.

The results of our Venezuelan operations could be negatively impacted by additional currency remeasurements or devaluations, increased costs due to changes in raw material sourcing, the potential inability to obtain required production materials resulting in interruptions to operations or other actions by the Venezuelan government that could limit or cause cessation of operations.

Nine Months 2015 Summary

Net income for the nine months ended September 30, 2015 was $78.8 million, or EPS of $1.04, which includes the impact of $127.6 million of after-tax charges, or $1.68 per diluted share. This compares with net income of $179.5 million, or EPS of $2.22, in 2014.  Adjusted net income for the nine months ended September 30, 2015 was $206.4 million, or Adjusted EPS of $2.72, compared with Adjusted net income of $230.5 million, or Adjusted EPS of $2.86, in 2014.

Sales decreased 7.6% to $2.0 billion in the nine months ended September 30, 2015 as favorable price and acquisitions were offset by lower volumes and unfavorable foreign currency translation. Operating income for the nine months ended September 30, 2015 decreased to $103.3 million, or 5.2% of sales, compared with $268.8 million, or 12.6% of sales, in the comparable 2014 period.  Adjusted operating income was $285.6 million or 14.5% of sales, compared with $319.9 million, or 15.0% of sales in 2014 which includes a $3.9 million gain, $2.5 million after-tax or $0.03 per diluted share, from an insurance settlement.

Webcast Information

A conference call to discuss third quarter 2015 financial results will be webcast live today, October 30, 2015, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 53335548. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the third quarter 2015 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Lincoln Electric Reports Third Quarter 2015 Financial Results

Non-GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended September 30,				Fav (Unfav) to Prior Year
	2015	% of Sales	2014	% of Sales	$	%
Net sales	$645,166	100.0%	$715,777	100.0%	$(70,611)	(9.9%)
Cost of goods sold	446,272	69.2%	474,168	66.2%	27,896	5.9%
Gross profit	198,894	30.8%	241,609	33.8%	(42,715)	(17.7%)
Selling, general & administrative expenses	128,299	19.9%	136,424	19.1%	8,125	6.0%
Rationalization and asset impairment charges	18,285	2.8%	29,068	4.1%	10,783	37.1%
Pension settlement charges	136,331	21.1%	—	—	(136,331)	(100.0%)
Operating income (loss)	(84,021)	(13.0%)	76,117	10.6%	(160,138)	(210.4%)
Interest income	692	0.1%	627	0.1%	65	10.4%
Equity earnings in affiliates	310	—	1,172	0.2%	(862)	(73.5%)
Other income	296	—	1,043	0.1%	(747)	(71.6%)
Interest expense	(5,803)	(0.9%)	(1,174)	(0.2%)	(4,629)	(394.3%)
Income (loss) before income taxes	(88,526)	(13.7%)	77,785	10.9%	(166,311)	(213.8%)
Income taxes	(28,045)	(4.3%)	32,953	4.6%	60,998	185.1%
Effective tax rate	31.7%		42.4%		10.7%
Net income (loss) including non-controlling interests	(60,481)	(9.4%)	44,832	6.3%	(105,313)	(234.9%)
Non-controlling interests in subsidiaries’ loss	(15)	—	(857)	(0.1%)	842	98.2%
Net income (loss)	$(60,466)	(9.4%)	$45,689	6.4%	$(106,155)	(232.3%)

Basic earnings (loss) per share	$(0.82)		$0.58		$(1.40)	(241.4%)
Diluted earnings (loss) per share	$(0.82)		$0.57		$(1.39)	(243.9%)
Weighted average shares (basic)	73,754		78,817
Weighted average shares (diluted)	73,754		79,725
	Nine months ended September 30,				Fav (Unfav) to Prior Year
	2015	% of Sales	2014	% of Sales	$	%
Net sales	$1,967,806	100.0%	$2,129,370	100.0%	$(161,564)	(7.6%)
Cost of goods sold	1,322,741	67.2%	1,411,158	66.3%	88,417	6.3%
Gross profit	645,065	32.8%	718,212	33.7%	(73,147)	(10.2%)
Selling, general & administrative expenses	385,945	19.6%	419,495	19.7%	33,550	8.0%
Rationalization and asset impairment charges	19,524	1.0%	29,887	1.4%	10,363	(34.7%)
Pension Settlement Charges	136,331	6.9%	—	—	(136,331)	(100.0%)
Operating income (loss)	103,265	5.2%	268,830	12.6%	(165,565)	(61.6%)
Interest income	2,023	0.1%	2,465	0.1%	(442)	(17.9%)
Equity earnings in affiliates	2,138	0.1%	4,308	0.2%	(2,170)	(50.4%)
Other income	3,223	0.2%	3,204	0.2%	19	0.6%
Interest expense	(12,034)	(0.6%)	(3,730)	(0.2%)	(8,304)	(222.6%)
Income (loss) before income taxes	98,615	5.0%	275,077	12.9%	(176,462)	(64.2%)
Income taxes	19,902	1.0%	96,532	4.5%	76,630	79.4%
Effective tax rate	20.2%		35.1%		14.9%
Net income (loss) including non-controlling interests	78,713	4.0%	178,545	8.4%	(99,832)	(55.9%)
Non-controlling interests in subsidiaries’ loss	(73)	—	(929)	—	856	92.1%
Net income (loss)	$78,786	4.0%	$179,474	8.4%	$(100,688)	(56.1%)

Basic earnings (loss) per share	$1.05		$2.25		$(1.20)	(53.3%)
Diluted earnings (loss) per share	$1.04		$2.22		$(1.18)	(53.2%)
Weighted average shares (basic)	74,999		79,779
Weighted average shares (diluted)	75,764		80,702

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Operating income (loss) as reported	(84,021)	76,117	103,265	268,830
Special items (pre-tax):
Rationalization and asset impairment charges (1)	18,285	29,068	19,524	29,887
Venezuela foreign exchange losses (2)	26,506	—	26,506	21,133
Pension settlement charges (3)	136,331	—	136,331	—
Adjusted operating income (loss) (5)	$97,101	$105,185	$285,626	$319,850

Net income (loss) as reported	$(60,466)	$45,689	$78,786	$179,474
Special items (after-tax):
Rationalization and asset impairment charges (1)	16,832	30,056	17,732	30,747
Venezuela foreign exchange losses (2)	26,506	—	26,506	21,133
Pension settlement charges (3)	83,341	—	83,341	—
Special items attributable to non-controlling interests	—	(805)	—	(805)
Adjusted net income (loss) (5)	$66,213	$74,940	$206,365	$230,549

Diluted earnings (loss) per share as reported	$(0.82)	$0.57	$1.04	$2.22
Special items (4)	1.71	0.37	1.68	0.64
Adjusted diluted earnings per share (4)(5)	$0.89	$0.94	$2.72	$2.86

Weighted average shares (diluted) (4)	74,460	79,725	75,764	80,702

(1)
The three and nine months ended September 30, 2015 and 2014 include net charges primarily related to severance and other related costs and long-lived asset impairments. The three and nine months ended September 30, 2015 also include a goodwill asset impairment charge. Rationalization charges in 2014 are partially offset by gains related to the sale of assets at rationalized operations.

(2)
The three and nine months ended September 30, 2015 and nine months ended September 2014 represent the impacts of Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms.

(3)	The three and nine months ended September 30, 2015 include pension settlement charges primarily related to the purchase of a group annuity contract.

(4)
Adjusted diluted earnings per share for the three months ended September 30, 2015 include the dilutive effect of common share equivalents. Reported diluted loss per share excludes the effect of common stock equivalents because their inclusion would be anti-dilutive.

(5)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2015	December 31, 2014
Cash and cash equivalents	$364,345	$278,379
Total current assets	1,068,858	1,096,202
Property, plant and equipment, net	421,940	438,746
Total assets	1,928,091	1,939,215
Total current liabilities	437,429	492,395
Short-term debt (1)	2,453	68,166
Long-term debt	350,899	2,488
Total equity	1,011,969	1,285,781

Net Operating Working Capital	September 30, 2015	December 31, 2014
Accounts receivable	$310,824	$337,664
Inventory	308,625	341,057
Trade accounts payable	166,858	209,745
Net operating working capital	$452,591	$468,976

Net operating working capital to net sales (2)	17.5%	17.1%

Invested Capital	September 30, 2015	December 31, 2014
Short-term debt (1)	$2,453	$68,166
Long-term debt	350,899	2,488
Total debt	353,352	70,654
Total equity	1,011,969	1,285,781
Invested capital	$1,365,321	$1,356,435

Total debt / invested capital	25.9%	5.2%
Return on invested capital (3)	12.0%	19.1%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,
	2015	2014
OPERATING ACTIVITIES:
Net income (loss)	$(60,466)	$45,689
Non-controlling interests in subsidiaries’ loss	(15)	(857)
Net income (loss) including non-controlling interests	(60,481)	44,832
Adjustments to reconcile Net income (loss) including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	6,090	28,588
Depreciation and amortization	16,179	17,117
Equity (earnings) loss in affiliates, net	236	(404)
Pension expense and settlement charges	141,244	4,158
Pension contributions and payments	(4,416)	(10,479)
Other non-cash items, net	(46,517)	9,382
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	28,343	20,953
Decrease in inventories	26,284	6,302
(Decrease) increase in trade accounts payable	(3,412)	3,915
Net change in other current assets and liabilities	3,197	25,919
Net change in other long-term assets and liabilities	(1,381)	(835)
NET CASH PROVIDED BY OPERATING ACTIVITIES	105,366	149,448

INVESTING ACTIVITIES:
Capital expenditures	(10,970)	(15,483)
Acquisition of businesses, net of cash acquired	(33,882)	—
Proceeds from sale of property, plant and equipment	752	11,537
Other investing activities	(2,103)	—
NET CASH USED BY INVESTING ACTIVITIES	(46,203)	(3,946)

FINANCING ACTIVITIES:
Net change in borrowings	170,371	81,257
Proceeds from exercise of stock options	564	1,935
Excess tax benefits from stock-based compensation	194	883
Purchase of shares for treasury	(139,337)	(130,070)
Cash dividends paid to shareholders	(21,694)	(18,276)
Other financing activities	(44)	—
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	10,054	(64,271)

Effect of exchange rate changes on Cash and cash equivalents	(17,609)	(5,993)
INCREASE IN CASH AND CASH EQUIVALENTS	51,608	75,238
Cash and cash equivalents at beginning of period	312,737	204,285
Cash and cash equivalents at end of period	$364,345	$279,523

Cash dividends paid per share	$0.29	$0.23

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$78,786	$179,474
Non-controlling interests in subsidiaries’ loss	(73)	(929)
Net income including non-controlling interests	78,713	178,545
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	6,120	29,447
Depreciation and amortization	47,897	53,017
Equity earnings in affiliates, net	(252)	(1,901)
Pension expense and settlement charges	151,848	9,634
Pension contributions and payments	(52,121)	(34,643)
Other non-cash items, net	(52,307)	30,041
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	14,661	(22,388)
Decrease (increase) in inventories	27,824	(11,153)
Decrease in trade accounts payable	(34,629)	(11,534)
Net change in other current assets and liabilities	47,032	53,299
Net change in other long-term assets and liabilities	650	(4,311)
NET CASH PROVIDED BY OPERATING ACTIVITIES	235,436	268,053

INVESTING ACTIVITIES:
Capital expenditures	(40,187)	(55,430)
Acquisition of businesses, net of cash acquired	(33,882)	(892)
Proceeds from sale of property, plant and equipment	2,173	17,046
Other investing activities	(79)	778
NET CASH USED BY INVESTING ACTIVITIES	(71,975)	(38,498)

FINANCING ACTIVITIES:
Net change in borrowings	314,420	71,114
Proceeds from exercise of stock options	4,600	5,945
Excess tax benefits from stock-based compensation	1,487	3,361
Purchase of shares for treasury	(297,804)	(249,403)
Cash dividends paid to shareholders	(65,942)	(55,395)
Other financing activities	(8,040)	(2,330)
NET CASH USED BY FINANCING ACTIVITIES	(51,279)	(226,708)

Effect of exchange rate changes on Cash and cash equivalents	(26,216)	(23,149)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	85,966	(20,302)
Cash and cash equivalents at beginning of period	278,379	299,825
Cash and cash equivalents at end of period	$364,345	$279,523

Cash dividends paid per share	$0.87	$0.69

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2015
Net sales	$408,416	$80,596	$45,505	$47,727	$62,922	$—	$645,166
Inter-segment sales	28,055	4,631	2,794	36	2,307	(37,823)	—
Total	$436,471	$85,227	$48,299	$47,763	$65,229	$(37,823)	$645,166

EBIT (1)	$(69,661)	$8,069	$(2,938)	$(24,661)	$6,422	$(646)	$(83,415)
As a percent of total sales	(16.0%)	9.5%	(6.1%)	(51.6%)	9.8%		(12.9%)
Special items charge (gain) (2)	$149,404	$268	$4,944	$26,506	$—	$—	$181,122
EBIT, as adjusted (4)	$79,743	$8,337	$2,006	$1,845	$6,422	$(646)	$97,707
As a percent of total sales	18.3%	9.8%	4.2%	3.9%	9.8%		15.1%
Three months ended September 30, 2014
Net sales	$439,621	$107,507	$57,404	$32,862	$78,383	$—	$715,777
Inter-segment sales	30,365	4,533	3,595	9	2,009	(40,511)	—
Total	$469,986	$112,040	$60,999	$32,871	$80,392	$(40,511)	$715,777

EBIT (1)	$84,450	$15,302	$(28,871)	$(1,172)	$8,947	$(324)	$78,332
As a percent of total sales	18.0%	13.7%	(47.3%)	(3.6%)	11.1%		10.9%
Special items charge (gain) (3)	$—	$(81)	$28,567	$582	$—	$—	$29,068
EBIT, as adjusted (4)	$84,450	$15,221	$(304)	$(590)	$8,947	$(324)	$107,400
As a percent of total sales	18.0%	13.6%	(0.5%)	(1.8%)	11.1%		15.0%
Nine months ended September 30, 2015
Net sales	$1,236,479	$259,915	$143,798	$123,064	$204,550	$—	$1,967,806
Inter-segment sales	79,797	12,687	9,028	154	7,034	(108,700)	—
Total	$1,316,276	$272,602	$152,826	$123,218	$211,584	$(108,700)	$1,967,806

EBIT (1)	$79,017	$25,059	$2,434	$(20,133)	$22,221	$28	$108,626
As a percent of total sales	6.0%	9.2%	1.6%	(16.3%)	10.5%		5.5%
Special items charge (gain) (2)	$149,404	$1,507	$4,944	$26,506	$—	$—	$182,361
EBIT, as adjusted (4)	$228,421	$26,566	$7,378	$6,373	$22,221	$28	$290,987
As a percent of total sales	17.4%	9.7%	4.8%	5.2%	10.5%		14.8%
Nine months ended September 30, 2014
Net sales	$1,271,017	$328,487	$185,687	$115,906	$228,273	$—	$2,129,370
Inter-segment sales	96,668	15,887	11,644	73	6,389	(130,661)	—
Total	$1,367,685	$344,374	$197,331	$115,979	$234,662	$(130,661)	$2,129,370

EBIT (1)	$247,077	$38,489	$(29,029)	$(5,545)	$22,183	$3,167	$276,342
As a percent of total sales	18.1%	11.2%	(14.7%)	(4.8%)	9.5%		13.0%
Special items charge (gain) (3)	$(68)	$923	$28,450	$21,715	$—	$—	$51,020
EBIT, as adjusted (4)	$247,009	$39,412	$(579)	$16,170	$22,183	$3,167	$327,362
As a percent of total sales	18.1%	11.4%	(0.3%)	13.9%	9.5%		15.4%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the three and nine months ended September 30, 2015 represent rationalization charges related to employee severance and other related costs, charges related to pension settlements, charges related to the impairment of long-lived assets and goodwill and charges relating to a Venezuelan remeasurement loss related to the adoption of a new foreign exchange mechanism.

(3)
Special items in the three and nine months ended September 30, 2014 include non-cash asset impairment charges partially offset by net rationalization gains including a gain on the sale of real estate. Special items in the nine months ended September 30, 2014 also include the impact of the Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism in the first quarter.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2014	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2015
Operating Segments
North America Welding	$439,621	$(44,838)	$19,637	$4,157	$(10,161)	$408,416
Europe Welding	107,507	(10,268)	—	(874)	(15,769)	80,596
Asia Pacific Welding	57,404	(9,575)	1,801	(570)	(3,555)	45,505
South America Welding	32,862	(2,057)	—	26,140	(9,218)	47,727
The Harris Products Group	78,383	(6,563)	—	(5,418)	(3,480)	62,922
Consolidated	$715,777	$(73,301)	$21,438	$23,435	$(42,183)	$645,166
% Change
North America Welding		(10.2%)	4.5%	0.9%	(2.3%)	(7.1%)
Europe Welding		(9.6%)	—	(0.8%)	(14.7%)	(25.0%)
Asia Pacific Welding		(16.7%)	3.1%	(1.0%)	(6.2%)	(20.7%)
South America Welding		(6.3%)	—	79.5%	(28.1%)	45.2%
The Harris Products Group		(8.4%)	—	(6.9%)	(4.4%)	(19.7%)
Consolidated		(10.2%)	3.0%	3.3%	(5.9%)	(9.9%)

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2014	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2015
Operating Segments
North America Welding	$1,271,017	$(65,764)	$46,358	$9,637	$(24,769)	$1,236,479
Europe Welding	328,487	(10,409)	—	(1,757)	(56,406)	259,915
Asia Pacific Welding	185,687	(33,970)	1,801	(1,856)	(7,864)	143,798
South America Welding	115,906	(15,351)	—	63,310	(40,801)	123,064
The Harris Products Group	228,273	(346)	—	(13,988)	(9,389)	204,550
Consolidated	$2,129,370	$(125,840)	$48,159	$55,346	$(139,229)	$1,967,806
% Change
North America Welding		(5.2%)	3.6%	0.8%	(1.9%)	(2.7%)
Europe Welding		(3.2%)	—	(0.5%)	(17.2%)	(20.9%)
Asia Pacific Welding		(18.3%)	1.0%	(1.0%)	(4.2%)	(22.6%)
South America Welding		(13.2%)	—	54.6%	(35.2%)	6.2%
The Harris Products Group		(0.2%)	—	(6.1%)	(4.1%)	(10.4%)
Consolidated		(5.9%)	2.3%	2.6%	(6.5%)	(7.6%)